                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                     Only(as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule14a-11(c) or Rule14a-12

                          GENELABS TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                 Genelabs Logo

                          GENELABS TECHNOLOGIES, INC.

April 26, 2000

To Our Shareholders:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Genelabs Technologies, Inc. The meeting will be held at the Company's offices at 505 Penobscot Drive, Redwood City, California, on Thursday, June 1, 2000, at 10:00 a.m. Pacific Daylight Time.

     At the meeting, you will be asked to elect individuals to the Board of Directors. This matter is described in detail in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

     I would like to thank you for your support as a Genelabs Technologies, Inc. shareholder. Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with your instructions. You may attend the Annual Meeting and vote in person even if you have previously submitted your vote. We look forward to seeing you at the meeting.

                                          Sincerely,

                                                   /s/ JAMES A.D. SMITH

                                          James A. D. Smith
                                          President and Chief Executive Officer

                          GENELABS TECHNOLOGIES, INC.
                              505 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                            ------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 2000

     The 2000 Annual Meeting of Shareholders of Genelabs Technologies, Inc. (the "Company") will be held at 10:00 a.m. Pacific Daylight Time on Thursday, June 1, 2000, at the Company's offices at 505 Penobscot Drive, Redwood City, California, for the following purposes:

     1. To elect eight directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

     2. To transact other business that may properly come before the Annual Meeting.

     The Board of Directors has fixed April 10, 2000 as the record date for determining shareholders entitled to receive notice of, and to vote at, this Annual Meeting or any adjournment or postponement of the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, this Annual Meeting.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. SHAREHOLDERS MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY VOTED. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                          By Order of the Board of Directors

                                          /s/ Heather Criss Keller

                                          Heather Criss Keller
                                          Vice President, Legal Affairs and
                                          Secretary

Redwood City, California
April 26, 2000

                          GENELABS TECHNOLOGIES, INC.
                            ------------------------

                      2000 ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

DATE, TIME AND PLACE OF ANNUAL MEETING

     The Board of Directors (the "Board") of Genelabs Technologies, Inc. (the "Company" or "Genelabs") is soliciting your proxy for use at the Annual Meeting of Shareholders of the Company to be held at Genelabs' principal office located at 505 Penobscot Drive, Redwood City, California 94063, on June 1, 2000, at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card were first mailed to the Company's shareholders on or about April 26, 2000.

RECORD DATE, OUTSTANDING SHARES AND QUORUM

     Only holders of record of the Company's Common Stock or Series A Convertible Preferred Stock (the "Preferred Stock") at the close of business on April 10, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 40,784,994 shares of Common Stock outstanding and 44,118,328 shares of Common Stock and Preferred Stock on an as-converted basis entitled to vote. A majority of the shares entitled to vote on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

VOTING RIGHTS AND SOLICITATION OF PROXIES

     Holders of the Company's Common Stock are generally entitled to one vote for each share held as of the above Record Date. However, in electing directors each shareholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected. The shareholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of an intention to cumulate votes. In this event, the proxy holder may allocate the votes represented by proxies among the Board of Directors' nominees in the proxy holder's sole discretion.

     Holders of the Company's Preferred Stock are entitled to one vote for each share of Common Stock into which such Preferred Stock could be converted, in accordance with a pre-determined formula. Under this formula, the holders of the Preferred Stock are entitled to vote an aggregate of 3,333,334 shares at the Annual Meeting.

     In the election of directors, the nominees receiving the highest number of affirmative votes will be elected as directors. All votes will be tabulated by the Inspector of Elections appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal. Abstentions will be counted toward a quorum. Broker non-votes will be counted toward a quorum but are not counted for any purpose in determining whether a matter has been approved.

     The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock and Preferred Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and Preferred Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

     Any person signing a proxy card accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or by attendance at the Annual Meeting and voting in person.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting shareholders will elect individuals to the Company's Board of Directors (the "Board") to hold office until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. Eight persons have been nominated by the Board of Directors for election at the Annual Meeting to the eight positions fixed by the Board pursuant to the Company's Bylaws. Shares represented by the accompanying proxy will be voted for the election of the eight nominees unless the proxy is marked to withhold authority to do so. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the Board may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as director.

DIRECTORS/NOMINEES

     The names of the nominees and certain information about them are set forth below:

                                                                                       DIRECTOR
      NAME OF NOMINEE        AGE                  PRINCIPAL OCCUPATION                  SINCE
      ---------------        ---                  --------------------                 --------
Irene A. Chow, Ph.D........  61     Chairman of the Board, Genelabs Technologies,        1993
                                    Inc.
J. Richard Crout,            70     President, Crout Consulting                          1999
  M.D.(1)..................
Thomas E. Dewey, Jr.(2)....  67     Partner, McFarland Dewey & Co., LLC                  1999
Arthur Gray, Jr.(2)........  77     Senior Managing Director, Carret & Co.               1991
H. H. Haight(2)............  66     President and Chief Executive Officer, Argo          1989
                                    Global Capital, Inc.
Alan Y. Kwan(1)............  54     Attorney, Private Practice                           1999
James A. D. Smith..........  41     President and Chief Executive Officer, Genelabs      1999
                                    Technologies, Inc.
Nina K. Wang(2)............  62     Chairlady, Chinachem Group                           1997

---------------
(1) Member of the Human Resources Committee.

(2) Member of the Finance and Audit Committee.

     Each of the directors listed above was elected to be a director at the Company's Annual Meeting of Shareholders held on June 16, 1999.

     Irene A. Chow has been Chairman of the Board of Directors of Genelabs since April 1999. From July 1995 through March 1999 she was President and Chief Executive Officer of the Company and from May through June 1995 she was President and Chief Operating Officer. From August 1993 through April 1995 she was President of Genelabs' Biopharmaceutical Division. Dr. Chow has been a director of the Company since 1993. In addition to her duties at the Company, Dr. Chow is also the chairman of the board of directors of Genelabs Biotechnology Co. Ltd. Prior to joining Genelabs in 1993, Dr. Chow held several positions at Ciba-Geigy Corporation, most recently as Senior Vice President of Drug Development for the pharmaceuticals division. She holds a B.A. degree in Literature from National Taiwan University, and both an M.A. and a Ph.D. in Biostatistics from the University of California, Berkeley.

     J. Richard Crout, M.D., has been a director of Genelabs since January 1999. Dr. Crout is a pharmaceutical industry consultant, providing regulatory and drug development advice to pharmaceutical and biotechnology companies. Prior to forming Crout Consulting in 1994, Dr. Crout served as Vice President, Medical and Scientific Affairs of Boehringer Mannheim Pharmaceuticals Corporation. Dr. Crout has also headed the Office of Medical Applications of Research at the National Institutes of Health and served as Director of the Bureau of Drugs (now the Center for Drug Evaluation and Research) at the Food and Drug Administration. Dr. Crout is currently a member of the board of directors of GelTex Pharmaceuticals, Inc. and Trimeris, Inc.

     Thomas E. Dewey, Jr. has been a director of Genelabs since January 1999. He is a senior investment banker and financial adviser with McFarland Dewey & Co., LLC, an investment banking firm in New York City concentrating in health care. Prior to founding his first firm in 1976, Mr. Dewey was General Partner of the international investment banking firm Kuhn, Loeb & Co. Mr. Dewey is currently a senior trustee of Lenox Hill Hospital, where he was Chairman for a ten-year term, and a director of Northwest Natural Gas Company.

     Arthur Gray, Jr. has been a director of Genelabs since March 1991. He has been Senior Managing Director of Carret & Co. since October 1999. He was a Managing Director of Cowen Investment Counselors, a division of Cowen & Co., from July 1993 to September 1999. Prior to joining Cowen, he was President and Chief Executive Officer of Dreyfus Personal Management, Inc., a subsidiary of the Dreyfus Corporation, from January 1984 to June 1993. He is a director of Seventh Generation, an environmental product catalog company.

     H.H. Haight has been a director of Genelabs since May 1989. Mr. Haight is President and Chief Executive Officer of Argo Global Capital, Inc., where he specializes in high-technology industries. Prior to joining Argo in 1998, Mr. Haight was a Managing Director of Advent International Corporation, an advisor and manager of international venture capital funds, where he was closely involved in Advent's Far East activities and responsible for Advent's Far East Group from 1985 through 1998. Mr. Haight holds a B.S. in Forestry from the University of California, Berkeley and an M.B.A. from Harvard University.

     Alan Y. Kwan has been a director of Genelabs since January 1999. Mr. Kwan is an attorney based in Houston, Texas, maintaining a general legal practice with an emphasis in business transactions and asset management. Previously, for more than 20 years Mr. Kwan was active in real estate development and general management for several Hong Kong-based international companies including the Chinachem Group, Swire Properties, Ltd. and Tai Cheung Properties, Ltd. Mr. Kwan was also a director of the Hong Kong operation of China International Trust & Investment Corp.

     James A. D. Smith has been the Company's Chief Executive Officer since January 2000 and President since April 1999. From October 1996 through March 1999 he was Chief Operating Officer of Genelabs. From June 1995 through September 1996 he was Vice President, Marketing and Business Development, and from January 1994 through June 1995 he was Director of Marketing. Prior to joining Genelabs, Mr. Smith was with ICN Pharmaceuticals for more than ten years in various marketing and business development positions, most recently as Director of Worldwide Business Development. Mr. Smith has a B.S. in Molecular and Cellular Biology from the University of California, San Diego.

     Nina K. Wang has been a director of Genelabs since February 1997. Mrs. Wang is the Chairlady of the Chinachem Group, one of Hong Kong's largest private real estate developers. She is currently a director of FPB Bank Holding Company Limited in Hong Kong, Yangming Marine Transport Corporation in Taiwan, Bank of Overseas Chinese in Taiwan, Chelsfield PLC in the United Kingdom and the University of International Business and Economics and the Foreign Affairs College in China. Mrs. Wang created the Ruxin Agricultural Award to recognize technological advancements and achievements in agriculture in China, is the Honorary President of the Chinese Red Cross Foundation and is Special Advisor to the World

Federation of United Nations Associations. Mrs. Wang is a John Harvard Fellow of Harvard University and is a Professor at both Peking University and The Foreign Affairs College.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE ELECTION OF ALL DIRECTORS NOMINATED.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors met six times during 1999. All directors attended at least 75% of the meetings of the Board and of the committees on which they served, except for Dr. Douglas and Mrs. Wang.

     The standing committees of the Board are the Finance and Audit Committee and the Human Resources Committee. The Board does not have a nominating committee or a committee performing similar functions.

     Mr. Dewey, Mr. Gray, Mr. Haight and Mrs. Wang are currently the members of the Finance and Audit Committee which met four times during 1999. All members of the Finance and Audit Committee are non-employee directors of the Company. The Finance and Audit Committee reviews the Company's accounting practices, internal control systems, cash investment policy and Securities and Exchange Commission ("SEC") filings, and meets with the Company's outside auditors concerning the scope and terms of their engagement and the results of their audits. In addition, the Finance and Audit Committee is responsible for reviewing significant finance transactions.

     Dr. Crout, Dr. Douglas and Mr. Kwan are currently the members of the Company's Human Resources Committee which met four times during 1999. All members of the Human Resources Committee are non-employee directors of the Company. The Human Resources Committee is primarily responsible for reviewing compensation paid to officers of the Company and for administering the Company's stock option and employee benefit plans.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee is eligible to receive $1,000 per Board meeting attended. In addition, directors are reimbursed for actual business expenses incurred in attending each Board meeting. Each non-employee director, upon his or her first election to the Board, is granted an option to purchase 20,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant pursuant to the terms of the Company's 1995 Stock Option Plan. At the Company's Annual Meeting of Shareholders following the second anniversary of his or her election to the Board, and at each subsequent Annual Meeting of Shareholders, each non-employee director is granted an additional option to purchase 10,000 shares. Directors who are also employees of the Company are granted options under the Company's 1995 Stock Option Plan in accordance with Genelabs' general compensation policy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 2000, with respect to the beneficial ownership of each class of the Company's voting securities held by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of either class of the Company's voting securities, (ii) each director and nominee, (iii) each Named Executive Officer (defined herein) and (iv) all directors and executive officers as a group.

               AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED(1)

TITLE OF                                     NUMBER OF      RIGHT TO       TOTAL SHARES          PERCENT OF
CLASS(2)                NAME                SHARES OWNED   ACQUIRE(3)   BENEFICIALLY OWNED   OUTSTANDING SHARES
--------                ----                ------------   ----------   ------------------   ------------------
Common     Veron International
           Limited(4).....................   5,391,633            --        5,391,633               13.2%
Common     Irene A. Chow..................      23,602       683,400          707,002                1.7%
Common     James A.D. Smith...............      22,661       166,589          189,250             *
Common     Arthur Gray, Jr. ..............      75,000        10,000           85,000             *
Common     Debra C. Bannister.............      13,975        59,945           73,920             *
Common     Marc J. Gurwith................      14,453        53,083           67,536             *
Common     H. H. Haight...................      30,162        35,000           65,162             *
Common     Rich B. Meyer, Jr. ............       9,595        44,583           54,178             *
Common     Heather Criss Keller...........      10,059        12,395           22,454             *
Common     J. Richard Crout...............      10,000        10,000           20,000             *
Common     Nina K. Wang...................          --        20,000           20,000             *
Common     Frank L. Douglas(5)............          --        20,000           20,000             *
Common     Alan Y. Kwan...................       4,500        10,000           14,500             *
Common     Thomas E. Dewey, Jr. ..........          --        10,000           10,000             *
Common     Gilbert R. Mintz...............          --            --               --             *
Common     All directors and executive
           officers as a group (16
           persons)(6)....................     243,512     1,201,673        1,445,185                3.4%
Preferred  Chiron Corporation(7)..........       5,000            --            5,000               50.0%
Preferred  Johnson & Johnson Development
           Corp.(8).......................       5,000            --            5,000               50.0%

---------------
 *  Represents beneficial ownership of less than 1%

(1) This table is based on information supplied by executive officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 40,783,994 shares of Common Stock and 10,000 shares of Preferred Stock outstanding on March 31, 2000, adjusted as required by rules promulgated by the SEC.

(2) The Company has two classes of voting securities, Common Stock and Series A Convertible Preferred Stock. The two holders of the Company's Series A Convertible Preferred Stock are entitled to one vote for each share of Common Stock into which their Convertible Preferred Stock could be converted, in accordance with a pre-determined formula. Under this formula, each holder is entitled to vote 1,666,667 shares at this year's Annual Meeting.

(3) Represents shares that can be acquired through stock option exercises through May 30, 2000.

(4) The address of Veron International Limited ("Veron") is Top Floor Chinachem Golden Plaza, 77 Mody Road, Tsimshatsui East, Kowloon, Hong Kong. Veron is an investment holding company whose principal shareholder is Mrs. Nina K. Wang, a director of the Company.

(5) Dr. Douglas is a current director who is not standing for reelection to the Board.

(6) Includes holdings of the above-listed officers and directors and two other executive officers of the Company. This amount does not include shares held by Veron International, Ltd., an investment holding company whose principal shareholder is Mrs. Nina K. Wang, a director of the Company.

(7) The address of Chiron Corporation is 4560 Horton Street, Emeryville, California 94608-2916.

(8) The address of Johnson & Johnson Development Corporation is One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933-7002.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

     The following table sets forth the compensation paid, or to be paid, by the Company or any of its subsidiaries, during the fiscal years indicated, to the Chief Executive Officers, the other four highest paid executive officers at the end of the most recent fiscal year and another officer who would have been among such four highest paid executive officers had he served as an executive officer at the end of the last completed fiscal year (collectively the "Named Executive Officers") in all capacities in which they serve.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                        ANNUAL COMPENSATION                   AWARDS
                                            -------------------------------------------    ------------
                                                                          OTHER ANNUAL      SECURITIES
                                                                          COMPENSATION      UNDERLYING
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)      ($)(1)         OPTIONS(#)
       ---------------------------          ----   ---------   --------   -------------    ------------
James A.D. Smith..........................  1999    216,275     38,028        42,225          90,000
  President & Chief                         1998    195,833     45,100        35,191          12,000
  Executive Officer                         1997    184,250     39,775        21,934          22,600
Irene A. Chow(2)..........................  1999    263,542     79,326       101,164         135,000
  Chairman of the Board                     1998    293,583     97,055       110,479          40,000
                                            1997    276,500     92,435        79,667         100,000
Marc J. Gurwith...........................  1999    196,617     38,690        34,943(3)       35,000
  Vice President,                           1998    187,750     35,720        21,836(4)        4,000
  Drug Development and Chief Medical        1997     69,375     15,108            --          60,000
  Officer
Rich B. Meyer, Jr.........................  1999    186,000     26,040       112,963(5)       20,000
  Vice President, Research                  1998     41,568         --         6,198(6)      100,000
Debra C. Bannister........................  1999    147,792     29,106        22,976          22,500
  Vice President,                           1998    139,250     26,040        14,296          10,000
  Corp. Communications                      1997    130,583     24,366         6,174          18,600
  and Investor Relations
Gilbert R. Mintz(7).......................  1999    157,523         --        14,171(8)       27,500
  Former Vice President, Business           1998    109,471     18,700                        70,000
  Development
Heather Criss Keller......................  1999    138,600     18,322            --          20,000
  Vice President, Legal Affairs and         1998     25,057         --                        25,000
     Secretary

---------------
(1) Unless otherwise noted, amounts in this column represent amounts vested in the long-term portion of the Company's Annual and Long-term Incentive Based Compensation Program.

(2) Dr. Chow was President and Chief Executive Officer through March 31, 1999.

(3) Represents $16,943 vesting in the Annual and Long-term Incentive Based Compensation Program, forgiveness of $14,400 in principal of a loan made to Dr. Gurwith, and forgiveness of $3,600 in interest on the loan.

(4) Represents $5,036 vesting in the Annual and Long-term Incentive Based Compensation Program, forgiveness of $14,400 in principal of a loan made to Dr. Gurwith, and forgiveness of $2,400 in interest on the loan.

(5) Represents forgiveness of $6,250 in principal of a loan made to Dr. Meyer, forgiveness of $1,563 in interest on the loan, and $105,150 in relocation costs incurred to move Dr. Meyer to the San Francisco Bay Area.

(6) Represents relocation costs incurred to move Dr. Meyer to the San Francisco Bay Area.

(7) In December 1999, Gilbert R. Mintz resigned his position with the Company.

(8) Represents payment of accrued vacation upon the resignation of Dr. Mintz.

     The following table sets forth information regarding individual grants of stock options pursuant to the Company's 1995 Stock Option Plan during 1999 to each of the Named Executive Officers.

                        INDIVIDUAL OPTION GRANTS IN 1999

                                       NUMBER OF      PERCENT OF
                                      SECURITIES     TOTAL OPTIONS
                                      UNDERLYING      GRANTED TO      EXERCISE                  GRANT DATE
                                        OPTIONS        EMPLOYEES       PRICE      EXPIRATION   PRESENT VALUE
               NAME                  GRANTED(#)(1)      IN 1999      ($/SHARE)       DATE         ($)(2)
               ----                  -------------   -------------   ----------   ----------   -------------
James A. D. Smith..................     12,000            1.0          2.6875     01/22/2009      21,626
                                        50,000            4.1          2.0625     02/25/2009      69,356
                                        28,000(3)         2.3          2.2032     08/06/2009      38,845
Irene A. Chow......................     40,000            3.3          2.6875     01/22/2009      72,087
                                        73,000(4)         6.0          2.0625     02/25/2009      82,914
                                        22,000(3)         1.8          2.2032     08/06/2009      30,521
Marc J. Gurwith....................     10,000            0.8          2.6875     01/22/2009      18,052
                                        25,000            2.1          2.2032     08/06/2009      35,134
Rich B. Meyer, Jr..................     20,000(3)         1.6          2.2032     08/06/2009      28,107
Debra C. Bannister.................      7,500            0.6          2.6875     01/22/2009      13,539
                                        15,000(3)         1.2          2.2032     08/06/2009      21,081
Gilbert R. Mintz...................      3,000            0.2          2.6875     01/22/2009       5,416
                                         4,500            0.4          2.1719     03/15/2009       6,565
                                        20,000(3)         1.6          2.2032     08/06/2009      27,747
Heather Criss Keller...............     10,000            0.8          1.6875     07/08/2009      11,335
                                        10,000(3)         0.8          2.2032     08/06/2009      14,053

---------------
(1) Stock options are awarded with an exercise price equal to the fair market value of the Company's Common Stock on the date of award. Except where noted, 25% of the stock options become exercisable on the first anniversary of the date of grant, with pro-rata monthly vesting thereafter for the remaining three years, so long as employment with the Company continues. All of the options granted have a 10-year term.

(2) The estimated "grant date present value" of options granted in 1999 is based on a Black-Scholes option pricing model, a model that reflects certain assumptions regarding variable factors such as interest rates and stock price volatility. Stock options have value only as a result of appreciation in the price of the Company's Common Stock. If, at the time of exercise, the price of the Company's Common Stock is the same as or lower than the option exercise price, there will be no gain to the optionee. Because changes in the subjective input assumptions can materially affect the fair value estimate, it is the Company's belief that this model does not necessarily provide a reliable single measure of the fair value of the options granted. For the purposes of establishing the "grant date present value" shown in the table, the model assumed a dividend yield of zero, risk-free interest rate of 6.0%, volatility factor of the expected market price of the Company's Common Stock of 1.0, and an expected life of the options of one year subsequent to vesting.

(3) Stock options vest monthly in equal installments for three years, so long as employment with the Company continues.

(4) Vests in three equal six-month installments, so long as employment with the Company continues.

     During 1999 there were no stock option exercises by any of the Named Executive Officers. The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers at December 31, 1999.

                        DECEMBER 31, 1999 OPTION VALUES

                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                 OPTIONS AT YEAR-END             OPTIONS AT YEAR-END
                                                         (#)                            ($)(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
James A.D. Smith...........................    133,535         119,065          272,168        348,843
Irene A. Chow..............................    630,389         173,516        1,499,740        461,998
Marc J. Gurwith............................     39,610          59,390          101,470        169,071
Rich B. Meyer, Jr..........................     31,388          88,612          114,875        319,811
Debra C. Bannister.........................     49,049          40,051           47,028        102,783
Gilbert R. Mintz...........................     29,930              --           64,473             --
Heather Criss Keller.......................      8,402          36,598           28,839        128,581

---------------
(1) These values are based on the positive spread between the respective exercise price of outstanding stock options and the fair market value of the Company's Common Stock at December 31, 1999 ($5.50). These amounts may not represent amounts actually realized by the Named Executive Officers.

The following pages contain a report issued by the Human Resources Committee relating to executive compensation for 1999 and a chart titled "Company Stock Price Performance." Shareholders should be aware that under SEC rules, the Human Resources Committee report and the stock price performance chart are not considered filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless these sections are specifically referenced.

       REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

     Decisions regarding executive compensation and stock option grants to executives are made by the Human Resources Committee of the Board of Directors (the "Committee") subject to the review and, in certain cases, approval by the Board. The Committee is currently composed of three non-employee directors. Although Mr. Smith attended the meetings of the Committee during 1999, he did not vote on any matters that relate to compensation and was excused from meetings when matters concerning his compensation were discussed.

COMPENSATION POLICY

     The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The primary goal of the Company's compensation policy is to align compensation with the Company's business objectives and performance. The Committee's primary aim is to attract, reward, and retain executive officers and other employees who contribute to the long-term success of the Company. The Committee typically reviews base salary levels and target bonuses for the President and Chief Executive Officer and other executive officers of the Company and key employees at or about the beginning of each year. The Committee has adopted a total compensation package comprised of base salary, bonus, long-term incentive awards, stock options and stock grant awards.

SALARY AND VARIABLE COMPENSATION

     The base salaries, incentive compensation and stock option grants for the executive officers are determined by the Committee in part by reviewing the Radford Survey and other published surveys for similar positions in the biopharmaceutical industry. These surveys are nationally known for their databases of high technology and biopharmaceutical companies' compensation practices. The Radford Survey itself covers over 1,500 high technology companies and 335 biopharmaceutical companies. In addition, custom survey data are also reviewed on a case by case, position by position basis. The compensation of the Company's executive officers is evaluated against comparable positions and market compensation levels to determine base salary, target bonuses and target total cash compensation. The Committee attempts to target total cash compensation at competitive rates and percentiles of the survey companies. The Committee also reviews and compares stock option practices of the survey companies.

     In addition to their base salaries, the Company's executive officers, including the Chief Executive Officer, are each eligible to receive an annual cash bonus under the Incentive Bonus Compensation Program ("IBC Program"). The Committee's philosophy in compensating executive officers, including the Chief Executive Officer, is to relate compensation principally to corporate and executive performance. Thus, a portion of the cash compensation paid to the Company's executive officers, including the Chief Executive Officer, is in the form of discretionary bonus payments that are paid on an annual basis. Under the IBC Program, cash bonuses are awarded only if an executive officer achieves predetermined individual performance objectives and the Company met certain corporate objectives that were approved by the Committee. Bonus payments are expressly linked to the attainment of goals established for each executive officer, as well as overall corporate goals, and are limited by the target bonus amount established for each executive officer which is a percentage of the officer's base salary.

     In the biopharmaceutical industry, traditional measures of corporate performance, such as earnings per share or return on equity, may not readily apply in evaluating the performance of executives. Because the Company has been engaged primarily in research and development activities, the Company's objectives are based on other financial and strategic measures, such as the progress of the Company's research and development programs, the establishment of cooperative development and marketing relationships with corporate partners, the recruitment of management personnel, and the securing of capital resources sufficient to enable the Company to further research and product development plans. General corporate goals for 1999 included completion of the second phase III clinical trial of GL701 for systemic lupus erythematosus, analysis of the data generated from this clinical trial, preparation for submission of a New Drug Application to the Food and Drug Administration, progress milestones in the Company's DNA-binding and RNA-binding programs, and renewal of the grant from the Defense Advanced Research Projects Agency.

     Under the IBC Program, for certain executive management positions, there is a long-term compensation element that is in addition to the annual bonus described above. If a person in this category should be eligible for and receive an annual bonus, the amount of the bonus will also be awarded in the long-term portion of the IBC Program. This long-term element is designed to defer payments to the executive over a three-year period, vesting one third each year. In doing so, the goal of the plan is to encourage the executive to remain with the Company on a long-term basis by committing the payment of additional compensation if employment continues throughout the vesting period.

LONG-TERM EQUITY INCENTIVES

     The Company's equity incentive plans include the 1995 Stock Option Plan, Restricted Stock Plan and Employee Stock Purchase Plan.

     Long-term equity incentives for executive officers are provided through the granting of stock options under the 1995 Stock Option Plan. The exercise price of options granted under the 1995 Stock Option Plan is equal to the fair market value of the Company's Common Stock on the date of award. These options have value only if the price of the Company's stock increases above the fair market value on the award date and the executive remains an employee for the period required for the shares to vest. Generally, 25% of underlying shares become exercisable on the first anniversary of the date of grant, with pro-rata monthly vesting thereafter for the remaining three years.

     Stock options typically have been granted to executive officers and other employees when they first join the Company, in connection with a significant change in responsibilities and, occasionally, to achieve parity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. Generally, the number of shares subject to each stock option granted may also be based on anticipated future contribution and ability to impact corporate and/or business unit results, past individual or corporate performance or consistency within the executive's peer group. In making its decisions, the Committee considers these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. In the discretion of the Committee, executive officers may also be granted stock options under the 1995 Stock Option Plan to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's Common Stock.

1999 EXECUTIVE COMPENSATION

     For most of the executive officers, base salaries were increased in February based on their previous base salary as well as the surveys noted above and other information available to the Committee. Under the Company's IBC Program, for 1999 performance, the Chief Executive Officer determined that the executive officers individually achieved their objectives in various ranges. Based upon the Chief Executive Officer's recommendations and review of the supporting data for such, the Committee concluded that the executive officers' objectives were met, and the Committee awarded cash bonuses to the executive officers. The Committee awarded bonuses based on the percentage of base salary for which a bonus was available after giving effect to the degree to which the Committee believed each such executive officer realized his or her objectives. In addition, stock options were granted as part of the annual review of performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Smith's 1999 bonus and salary were set by the Committee with due regard to his industry experience, competitive salary information and current market conditions. As with other executive officers, the amount of

Mr. Smith's total compensation was based on the Company's 1999 results and his individual performance with respect to meeting previously established performance objectives. The Committee recommended that the Company pay Mr. Smith a $38,028 bonus based upon the board's determination of the completion of his and the Company's objectives for 1999.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

     The Company's 1995 Stock Option Plan meets the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. None of the Company's Executive Officers received cash compensation exceeding the statutory limit under Section 162(m).

                                          HUMAN RESOURCES COMMITTEE

                                          J. Richard Crout
                                          Frank L. Douglas
                                          Alan Y. Kwan

                        COMPANY STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the five-year period from December 31, 1994 through December 31, 1999 with the cumulative total return on the NASDAQ Stock Market Index (U.S. companies) and the NASDAQ Pharmaceuticals Stock Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on December 31, 1994, and reinvestment of all dividends).
PERFORMANCE GRAPH

                                                                             NASDAQ STOCK MARKET (US     NASDAQ PHARMACEUTICALS
                                              GENELABS TECHNOLOGIES, INC.          COMPANIES)                    STOCKS
                                              ---------------------------    -----------------------     ----------------------
12/31/94                                                 100.00                      100.00                      100.00
12/31/95                                                 410.50                      141.30                      183.40
12/31/96                                                 515.80                      173.90                      184.00
12/31/97                                                 236.80                      213.10                      190.00
12/31/98                                                 231.60                      300.20                      241.70
12/31/99                                                 463.20                      542.40                      451.60

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, independent auditors, audited the financial statements of the Company for the year ended December 31, 1999. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                              CERTAIN TRANSACTIONS

     From January 1, 1999 to the present, there have been no transactions in which the amount involved exceeded $60,000 to which the Company or any of its subsidiaries was a party and in which any executive officer, director, 5% beneficial owner of the Company's Common Stock or member of the immediate family of any of the foregoing persons had or have a direct or indirect material interest, except the transaction identified below.

     In connection with hiring Richard A. Waldron, Vice President, Chief Financial Officer, on October 27, 1999, the Company provided him with a loan of $125,000 to assist him with the purchase of a home in the San Francisco Bay Area. On February 15 of each year, beginning in 2000, the Company will forgive accrued interest and $25,000 of the loan principal provided that Mr. Waldron is still employed full time. If the Company terminates Mr. Waldron's employment other than for cause, the Company will forgive the unpaid principal balance of loan.

                          FUTURE SHAREHOLDER PROPOSALS

     A shareholder who wants to present a proposal to be considered for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Shareholders must submit that proposal in writing no later than December 27, 2000. A shareholder who wants to present a proposal to be considered at that Annual Meeting, but not through the Company's proxy materials, must submit that proposal in writing no earlier than March 2, 2001, and no later than April 2, 2001. Either type of proposal must be sent to the Corporate Secretary and received at the Company's executive offices according to the dates specified above.

                         COMPLIANCE UNDER SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met.

                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. SHAREHOLDERS MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY VOTED. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PROXY

                          GENELABS TECHNOLOGIES, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 1, 2000


The undersigned hereby appoints James A.D. Smith and Heather Criss Keller, and each of them, with power of substitution, to represent the undersigned at the 2000 Annual Meeting of Shareholders of Genelabs Technologies, Inc. (the "Company") to be held at the Company's principal executive offices located at 505 Penobscot Drive, Redwood City, California 94063 on June 1, 2000, at 10:00 a.m. P.D.T., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                              FOLD AND DETACH HERE

                                                                      WITHHELD
1.  ELECTION OF DIRECTORS                                      FOR     FOR ALL
    Irene A. Chow                            H.H. Haight       [ ]       [ ]
    J. Richard Crout                         Alan Y. Kwan
    Thomas E. Dewey, Jr.                     James A.D. Smith
    Arthur Gray, Jr.                         Nina K. Wang
    Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

    ----------------------------------------------------

I PLAN TO ATTEND THE MEETING.                               [ ]

The Board of Directors recommends a vote FOR all nominees for election.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.


Signature(s)                                                Date
            -----------------------------------------------     ----------------
Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators, or other fiduciaries who exercise the above proxy for a decreased shareholder should give their full title. Please date the proxy.